UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2014

Idenix Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49839	45-0478605
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

320 Bent Street Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-995-9800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2014, Idenix Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), among the Company, Merck & Co., Inc., a New Jersey corporation (“Parent”) and Imperial Blue Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company at a price of $24.50 per Share in cash, net to the seller in cash but subject to any applicable withholding of taxes.

The obligation of Parent and Merger Sub to consummate the Offer is subject to the condition that there be validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares representing at least a majority of the outstanding shares of Common Stock on a fully diluted basis as of the scheduled expiration of the Offer (assuming the issuance of all shares of Common Stock issuable upon the exercise of all outstanding options and other rights to purchase shares of Common Stock) (such condition, the “Minimum Condition”). The Minimum Condition may not be waived by Merger Sub without the prior written consent of the Company. The obligation of Merger Sub to consummate the Offer is subject to the expiration of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions. Consummation of the Offer is not subject to a financing condition. The parties have agreed that the initial expiration date of the Offer will be August 4, 2014.

Following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) as provided in the Merger Agreement, with the Company being the surviving corporation (the “Merger”). At the effective time of the Merger (the “Effective Time”), each Share (other than (i) Shares owned by Parent, Merger Sub, the Company or any of their respective direct or indirect wholly-owned subsidiaries and (ii) Shares held by stockholders who have properly demanded appraisal of such Shares in accordance with the DGCL) will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any applicable withholding of taxes.

The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the DGCL, which permits completion of the Merger upon the acquisition by Merger Sub of one share more than 50% of the number of Shares that are then issued and outstanding. If the Merger is effected pursuant to Section 251(h) of the DGCL, no stockholder vote will be required to consummate the Merger. The closing of the Merger is subject to customary closing conditions.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. The Company has agreed to operate its business in the ordinary course until the Effective Time. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to any such proposals.

The Merger Agreement also includes customary termination provisions for both the Company and Parent, subject, in certain circumstances, to the payment by the Company of a termination fee of $115.6 million. The Company must pay Parent the $115.6 million termination fee in the event that the Merger Agreement is terminated by Parent following a change of recommendation by the board of directors of the Company or if the Company enters into an agreement with respect to a proposal from a third party that is superior to Parent’s, in each case, as is more particularly described in the Merger Agreement. Under certain additional circumstances described in the Merger Agreement, the Company must also pay Parent a termination fee of $115.6 million if the Merger Agreement is terminated and, within 12 months following such termination, the Company enters into an agreement for a business combination transaction of the type described in the relevant provisions of the Merger Agreement and such transaction is subsequently consummated. Finally, if the Merger Agreement is terminated because the transaction is not consummated by the outside date and at the time of termination the only condition to the Offer that is unsatisfied is the Minimum Condition, then the Company has agreed to reimburse up to $5 million of Parent’s reasonable documented out-of-pocket fees and expenses incurred prior to termination in connection with the transactions contemplated by the Merger Agreement (and the amount of such reimbursement will be credited against any termination fee that may subsequently become payable by the Company in connection with its entry into an agreement for a business combination in the 12 months subsequent to termination as described above). The parties to the Merger Agreement are also entitled to an injunction or injunctions to prevent breaches of the Merger Agreement, and to specifically enforce the terms and provisions of the Merger Agreement.

The board of directors of the Company unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company and its stockholders (other than Parent and its Subsidiaries) and (iii) resolved to recommend that the Company’s stockholders accept the Offer and tender their Shares into the Offer.

Concurrently with the execution of the Merger Agreement, a stockholder of the Company entered into a support agreement (the “Support Agreement”) with Parent and Merger Sub. Pursuant to the terms of the Support Agreement, such stockholder has agreed to not sell its shares, to not solicit any acquisition proposals and to vote it shares against any competing acquisition proposals. The Shares subject to the Support Agreement comprise approximately 14.9% of all outstanding Shares. The Support Agreement will terminate in certain circumstances, including upon termination of the Merger Agreement.

The foregoing description of the (i) Merger Agreement and the transactions contemplated thereby and (ii) the Support Agreement and the transactions contemplated thereby, in each case, do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference, and to the Support Agreement, which is filed as Exhibit 99.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement. The Merger Agreement and this summary should not be relied upon as disclosure about the Company or Parent. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Merger Sub, Parent or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 8.01	Other Events

On June 9, 2014, the Company and Parent issued a press release announcing the Merger Agreement, a copy of which is filed as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	Description

2.1	Agreement and Plan of Merger, dated as of June 8, 2014, by and among the Company, Merck & Co., Inc. and Imperial Blue Corporation

99.1	Support Agreement, dated as of June 8, 2014, by and among Merck & Co., Inc., Imperial Blue Corporation and The Baupost Group, L.L.C.

99.2	Press Release dated June 9, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.

Date: June 9, 2014	By:	/s/ Maria Stahl
Maria Stahl Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 8, 2014, by and among the Company, Merck & Co., Inc. and Imperial Blue Corporation

99.1	Support Agreement, dated as of June 8, 2014, by and among Merck & Co., Inc., Imperial Blue Corporation and The Baupost Group, L.L.C.

99.2	Press Release dated June 9, 2014.